      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997


                                                      REGISTRATION NO. 333-14187
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              RIVIERA TOOL COMPANY
             (Exact name of registrant as specified in its charter)

              MICHIGAN                               3544
  (State or other jurisdiction of        (Primary Standard Industrial                  38-2828870
   incorporation or organization)        Classification Code Number)      (I.R.S. Employer Identification No.)

                            ------------------------

                           5460 EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                                 (616) 698-2100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                          KENNETH K. RIETH, PRESIDENT
                           5460 EXECUTIVE PARKWAY SE
                          GRAND RAPIDS, MICHIGAN 49512
                                 (616) 698-2100
  (Address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

               STUART F. CHENEY, ESQ.                                  ALAN I. ANNEX, ESQ.
    Dickinson, Wright, Moon, Van Dusen & Freeman                   Camhy Karlinsky & Stein LLP
         200 Ottawa Avenue, N.W., Suite 900                      1740 Broadway, Sixteenth Floor
               Grand Rapids, MI 49503                                  New York, NY 10019
                   (616) 458-1300                                        (212) 977-6600

           DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: MARCH 4, 1997

                            ------------------------

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than underwriting discounts and commissions.

                            ITEM
                            ----
Securities and Exchange Commission Registration Fee.........  $  3,387
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................    11,325
Printing Expenses...........................................   130,000
Transfer Agent and Registrar Fees...........................     3,500
Accounting Fees and Expenses................................    90,000
Legal Fees and Expenses (not including Blue Sky)............   125,000
Blue Sky Fees and Expenses..................................    14,125
Miscellaneous Expenses......................................    50,000
                                                              --------
     Total..................................................  $427,337
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 561 through 571 of Michigan Business Corporation Act ("MBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons. In this regard, the MBCA provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the Company or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful). Such indemnification may be made against (a) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, the Company) arising by reason of the fact that they were serving as a director, officer, employee or agent of the Company (or some other entity at the Company's request), and (b) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by, or in the right of, the Company, unless the director or officer is found liable to the Company and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (a) and (b) above be made only on a determination by a majority vote of a quorum of the Board of Directors comprised of members who were not parties to or threatened to be made parties to such action. In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in the MBCA, and (ii) a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he or she is entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

     References made to Article IX of the Registrant's Articles of Incorporation, a copy of which is filed as Exhibit 3(a), and to Article VI of the Registrant's Bylaws, a copy of which is filed as Exhibit 3(b), which provide for indemnification of directors and officers of the Registrant and authorize the Board to extend such indemnity to others to the full extent permitted by the aforesaid Sections of the Michigan Business Corporation Act.

     Section 9 of Article VI of the Bylaws also authorizes the Registrant to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Registrant would have the power to indemnify such officer, director, employee or agent of the Company against any liability under the provisions of such Article or Michigan law.

     Reference is made to Section of the Underwriting Agreement, a copy of which is filed as part of Exhibit 1 to the Registration Statement, for information concerning indemnification arrangements among the Registrant and the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     No securities of the Registrant have been issued or sold by the Registrant within the past three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(a) Exhibits. The following exhibits are filed herewith and made a part hereof:



EXHIBITS                           DESCRIPTION OF DOCUMENT
--------                           -----------------------
       1         Underwriting Agreement.
       3(a)      Amended and Restated Articles of Incorporation of the
                 Registrant.
       3(b)      Bylaws of the Registrant.
       4(a)      Specimen Common Stock of Registrant.
       4(b)      Representative's Warrant Agreement, including form of
                 Warrant.
       5         Opinion and consent of Dickinson, Wright, Moon, Van Dusen &
                 Freeman as to the legality of the Common Stock being
                 Registered.
      *9         Shareholder Agreement (previously filed) and related Stock
                 Option Agreement between Riviera Holding Company and Motor
                 Wheel Corporation.
      10(a)      1996 Incentive Stock Option Plan of Registrant.
      10(b)      Employment Agreement of Kenneth K. Rieth.
      10(c)      Promissory Note dated March 31, 1994 between Registrant and
                 Heller Financial, Inc. covering various manufacturing
                 machinery and equipment.
      10(d)      Promissory Note dated April 1, 1994 between Registrant and
                 Banc One Equipment Finance, Inc. covering various
                 manufacturing machinery and equipment.
      10(e)      Lease Agreement dated November 1, 1988 between Registrant
                 and Greenbrook Limited Partners/Riviera regarding industrial facilities at 5460 Executive Parkway SE, Grand Rapids,
                 Michigan.
      10(f)      Commitment from LaSalle National Bank.
      10(g)      NBD Bank Credit Agreement
      10(h)      Assignment of Stock Option between Riviera Holding Company and Registrant.
      23(a)      Consent of Plante & Moran LLP (contained at page S-1 of this
                 Registration Statement).
      23(b)      Consent of Dickinson, Wright, Moon, Van Dusen & Freeman
                 (contained in the opinion of such firm filed as Exhibit 5
                 hereto).
      24(a)      Power of Attorney (contained on Page II-5, the signature
                 page)
      24(b)      Consent of Director Nominees
      27         Financial Data Schedule


-------------------------
* Filed herewith.

(b) Financial Statement Schedules

               V    --   Property, Plant and Equipment.
                         Accumulated Depreciation, Depletion and Amortization of
               VI   --   Property, Plant and
                         Equipment.
               IX   --   Short-term Borrowings.
               X    --   Supplementary Income Statement Information.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the Michigan Business Corporation Act and the documents referred to in Item 14 or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) That, for determining liability under the Securities Act, treat each as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

          (4) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (5) That for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

          (6) That for purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on the 6th day of June, 1997.


                                          RIVIERA TOOL COMPANY

                                          By:      /s/ KENNETH K. RIETH
                                            ------------------------------------
                                            Kenneth K. Rieth, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of June, 1997.



                  SIGNATURE                                          TITLE
                  ---------                                          -----

            /s/ KENNETH K. RIETH                 President (Principal Executive Officer),
---------------------------------------------    Shareholder and Director
              Kenneth K. Rieth

             /s/ PETER C. CANEPA                 Secretary, Treasurer, and Chief Financial
---------------------------------------------    Officer (Principal Financial Officer and
               Peter C. Canepa                   Principal Accounting Officer)

            /s/ LEONARD H. WOOD*                 Vice President-General Manager and Director
---------------------------------------------
               Leonard H. Wood

            /s/ JOHN C. KENNEDY*                 Director
---------------------------------------------
               John C. Kennedy

                                                 Director
---------------------------------------------
              John H. Kinstler

                                                 Director
---------------------------------------------
              Thomas R. Collins

           *By /s/ PETER C. CANEPA
---------------------------------------------
      Peter C. Canepa, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBITS                     DESCRIPTION OF DOCUMENT
--------                     -----------------------
   1       Underwriting Agreement.
  3(a)     Amended and Restated Articles of Incorporation of the
           Registrant.
  3(b)     Bylaws of the Registrant.
  4(a)     Specimen Common Stock of Registrant.
  4(b)     Representative's Warrant Agreement, including form of
           Warrant.
   5       Opinion and consent of Dickinson, Wright, Moon, Van Dusen &
           Freeman as to the legality of the Common Stock being
           Registered.
  *9       Shareholder Agreement (previously filed) and related Stock
           Option Agreement between Riviera Holding Company and Motor
           Wheel Corporation.
 10(a)     1996 Incentive Stock Option Plan of Registrant.
 10(b)     Employment Agreement of Kenneth K. Rieth.
 10(c)     Promissory Note dated March 31, 1994 between Registrant and
           Heller Financial, Inc. covering various manufacturing
           machinery and equipment.
 10(d)     Promissory Note dated April 1, 1994 between Registrant and
           Banc One Equipment Finance, Inc. covering various
           manufacturing machinery and equipment.
 10(e)     Lease Agreement dated November 1, 1988 between Registrant
           and Greenbrook Limited Partners/Riviera regarding industrial facilities at 5460 Executive Parkway SE, Grand Rapids,
           Michigan.
 10(f)     Commitment from LaSalle National Bank.
 10(g)     NBD Bank Credit Agreement
 10(h)     Assignment of Stock Option between Riviera Holding Company and Registrant.
 23(a)     Consent of Plante & Moran LLP (contained at page S-1 of this
           Registration Statement).
 23(b)     Consent of Dickinson, Wright, Moon, Van Dusen & Freeman
           (contained in the opinion of such firm filed as Exhibit 5
           hereto).
 24(a)     Power of Attorney (contained on Page II-5, the signature
           page)
 24(b)     Consent of Director Nominees
  27       Financial Data Schedule


-------------------------
 * Filed herewith.